--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 10549
                                 ____________________

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant                      /x/
         Filed by a Party other than the Registrant   / /

         Check the appropriate box:
         /x/       Preliminary Proxy Statement
         / /       Confidential, for Use of the Commission Only
                   (as permitted by Rule 14a-6(e)(2))
         / /       Definitive Proxy Statement
         / /       Definitive Additional Materials
         / /       Soliciting Material Pursuant to Section  240.14a-11(c) or

                              ACRES GAMING INCORPORATED
      -------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
    /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Investment Company Act Rule 20a-1(c)
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

CALCULATION OF FILING FEE


-------------------------------------------------------------------------------------------------------------------------------
                                                            Per unit price or other
                                                             underlying value of
      Title of each class of       Aggregate number of       transaction computed        Proposed maximum
       securities to which         securities to which       pursuant to Exchange        aggregate value of
       transaction applies:        transaction applies:         Act Rule 0-11:               transaction:        Total Fee Paid
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

    / /  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:                    Filing Party:
                        -----------------                -------------------

Form, Schedule or
Registration Statement No.:                Date Filed:
                            -------------              ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ACRES GAMING INCORPORATED
                                815 N.W. Ninth Street
                               Corvallis, Oregon  97330

                                   November 1, 1996


Dear Shareholder:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Acres Gaming Incorporated (the "Company").

         Place:    Company's Offices
                   7220 Bermuda Road
                   Las Vegas, NV  89119

         Date:     Tuesday, November 12, 1996

         Time:     3 p.m. local time

    The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be election of a director, amendment of the Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors, amendment of the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan to increase the number of shares issuable thereunder by 750,000 shares and ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997. The Board of Directors recommends that shareholders vote for election of the nominated director, amendment of the Articles of Incorporation, amendment of the 1993 Stock Option and Incentive Plan and ratification of Arthur Andersen LLP as the Company's independent public accountnats.

    We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card.
You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                             Sincerely,


                             Joseph A. Huseonica
                             President and Chief Operating Officer



--------------------------------------------------------------------------------
                                      IMPORTANT

A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the annual meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                       IT IS IMPORTANT THAT YOUR STOCK BE VOTED
--------------------------------------------------------------------------------

                              ACRES GAMING INCORPORATED

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD NOVEMBER 12, 1996

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Acres Gaming Incorporated, a Nevada corporation (the "Company"), will be held on Tuesday, November 12, 1996, at 3:00 p.m. local time, at the Company's offices at 7220 Bermuda Road, Las Vegas, Nevada, for the following purposes:

    1.  To elect one director to the Company's Board of Directors.

    2. To amend the Company's Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors.

    3. To amend the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan to increase the number of shares issuable thereunder by 750,000 shares.

    4. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 1997.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on October 18, 1996, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.


                                  By Order of the Board of Directors


                                  John F. Acres, Chief Executive Officer
                                  and Secretary

Corvallis, Oregon
November 1, 1996

                              ACRES GAMING INCORPORATED
                                815 N.W. Ninth Street
                               Corvallis, Oregon  97330

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, NOVEMBER 12, 1996

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Acres Gaming Incorporated, a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at 3 p.m. local time, on Tuesday, November 12, 1996, at the Company's office, 7720 Bermuda Road, Las Vegas, Nevada.

    This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about November 1, 1996.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of the Company's Common Stock at the close of business on October 18, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date, 7,982,524 shares of the Company's Common Stock were outstanding (the "Outstanding Shares").

SOLICITATION OF PROXIES

    The cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby has been or will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

QUORUM AND VOTING

    Each Outstanding Share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the Outstanding Shares, must be present in person or by proxy for the transaction of business. If a quorum is present:

         (i) a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by holders of Outstanding Shares;

         (ii) the amendment of the Articles of Incorporation to authorize a Class of Preferred Stock will be approved if it receives the affirmative vote of a majority of the Outstanding Shares;

         (iii) the amendment of the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan to increase the number of shares issuable thereunder by 750,000 shares will be approved if it receives the affirmative vote of a majority of the Outstanding Shares; and

         (iv) the appointment of Arthur Andersen, LLP, will be ratified if the proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the meeting.

Abstentions and other non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. An abstention or other non-vote has the effect of a vote against a proposal. Proxies and ballots will be received and tabulated by Norwest Bank Minnesota, N.A., the Company's transfer agent.

REVOCABILITY OF PROXIES

    Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked prior to its exercise by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

    Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted "FOR" (i) election of the nominee for the Board of Directors named in this Proxy Statement; (ii) amendment of the Company's Articles of Incorporation to authorize a class of Preferred Stock; (iii) amendment of the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan to increase the number of shares issuable thereunder by 750,000 shares; and (iv) ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                        PROPOSAL NO. 1 - ELECTION OF DIRECTOR

ELECTION OF DIRECTOR

    The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than 15 members. The
Board of Directors currently consists of one member, John F. Acres.   Members of
the Board of Directors are elected for a term of one year or until their successors are elected.

    The Board of Directors has nominated Mr. Acres to serve as the sole director of the Company. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of Mr. Acres. If Mr. Acres becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

INFORMATION ABOUT THE DIRECTOR NOMINEE

                                                                DIRECTOR
NAME              POSITIONS WITH THE COMPANY          AGE         SINCE
----              --------------------------          ---       ---------

John F. Acres     Chief Executive Officer,             42          1985
                  Secretary and Director

    JOHN F. ACRES, the founder of the Company, has served as Chief Executive Officer, Secretary and a director of the Company since its inception in 1985. Mr. Acres served as President of the Company from January 1985 to January 1996. Mr. Acres has been involved in the gaming industry since 1972, and has designed slot data collection systems, player tracking systems, and equipment for progressive jackpot systems that are widely used in the industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.

BOARD COMMITTEES, ACTIONS AND COMPENSATION

    The Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee. During the fiscal year ended June 30, 1996, the Board of Directors took action by written resolutions rather than at meetings. There were 30 sets of written resolutions filed in the Company's Minute Book in fiscal 1996.

                                MANAGEMENT INFORMATION

EXECUTIVE OFFICERS

    The following discussion sets forth information about the executive officers of the Company who are not directors.

NAME                    POSITIONS WITH THE COMPANY        AGE     OFFICER SINCE
----                    --------------------------        ---     -------------

Joseph A. Huseonica     President and Chief Operating     52          1996
                          Officer
Robert W. Brown         Chief Financial Officer and       41          1993
                          Treasurer

    JOSEPH A. HUSEONICA joined the Company in January 1996 as President and Chief Operating Officer. From July 1994 to December 1995, Mr. Huseonica served as chief operating officer for Centric Corporation, a Portland, Oregon marketing services company. From August 1993 to July 1994, Mr. Huseonica was a consultant to various companies. From October 1991 to August 1993, Mr. Huseonica was vice president, marketing & sales for Radisys Corporation, a manufacturer of embedded computer systems based in Beaverton, Oregon. For more than 10 years prior to 1991, Mr. Huseonica held various senior management positions at Intel Corporation, including general manager of its OEM platforms operations.

    ROBERT W. BROWN joined the Company in July 1993 as Chief Financial Officer and Treasurer. From June 1991 through May 1993, Mr. Brown was the chief financial officer of Color & Design Exhibits, Inc., a manufacturer of interpretive and trade show exhibits in Portland, Oregon. From September 1983 through May 1991, Mr. Brown held financial management positions with Floating Point Systems, Inc., a Beaverton, Oregon manufacturer of mini-supercomputers, and served as its corporate controller from November 1989 through May 1991. Prior to 1983, Mr. Brown was employed by Arthur Andersen LLP for more than six years. Mr. Brown is a certified public accountant.

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth certain information for each of the fiscal years ended June 30, 1996, 1995 and 1994 regarding compensation paid to the Company's Chief Executive Officer and each officer who was paid compensation in excess of $100,000 in the fiscal year ended June 30, 1996 (the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                      -------------------------

NAME AND PRINCIPAL POSITION                           YEAR   SALARY     BONUS
---------------------------                           ------ --------   -------

John F. Acres . . . . . . . . . . . . . . . . . . .   1996   $180,000      --
  Chief Executive Officer and Secretary               1995   $180,000      --
                                                      1994   $180,000      --

Robert W. Brown . . . . . . . . . . . . . . . . . .   1996   $100,000      --
  Chief Financial Officer and Treasurer               1995   $ 95,000      --
                                                      1994   $ 80,000      --

Joseph A. Huseonica . . . . . . . . . . . . . . . .   1996   $ 87,500    25,000
Chief Operating Officer and President                 1995      --         --
                                                      1994      --         --

    The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 1996, to the Named Executive Officers.

                                                   Option Grants in Last Fiscal Year

                                                           Individual Grants
                                    --------------------------------------------------------------

                                                                                                    Potential Realizable Value at
                                                       Percent of                                       Assumed Annual Rates of
                                     Number of        Total Options                                  Stock Price Appreciation for
                                     Securities         Granted to        Exercise                        Option Term(5)
                                     Underlying        Employees in         Price      Expiration   ------------------------------
            Name                       Options          Fiscal Year       ($/Share)       Date(1)         5%              10%
---------------------------------  --------------  ---------------------  ---------   ------------  ------------    --------------
John F. Acres..................      160,000(1)             %               $3.50       2/1/2006      $912,000        $1,451,200

Robert W. Brown................       15,000(2)             %               $4.82       4/1/2006      $117,750          $187,500
                                      25,000(3)             %               $5.50       4/9/2006      $224,000          $356,750

Joseph A. Huseonica............      160,000(4)             %               $3.75       1/23/2006     $977,600        $1,556,800

  (1) One-sixth of the options vest six months from the date of grant, with an additional one-sixth vesting semi-annually thereafter until all options are vested. The options expire ten years from the date of grant.

  (2) One-third of the options vest two years from the date of grant, another one-third vest three years from date of grant and options become fully exercisable four years from the date of grant. The options expire ten years from the date of grant.

  (3) One-half of the options vest six months from the date of grant with the remainder vesting one-year from the date of grant. The options expire ten years from the date of grant.

  (4) With respect to 100,000 options, 13,325 options vest approximately six months from the date of grant, with an additional 13,325 options vesting semi-annually thereafter for a period of two and one-half years and a final 20,050 options vesting approximately three years from the date of grant. With respect to 60,000 options, one-sixth vest approximately six months from the date of grant, with an additional one-sixth vesting semi-annually thereafter until all options are vested. The options expire ten years from the date of grant.

  (5) Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

    The following table sets forth the number of securities underlying unexercised options, and the value of unexercised in-the-money options at fiscal year end.


                 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                            Number of Securities
                                 Underlying         Value of Unexercised
                             Unexercised Options    In-The-Money Options
                                at FY-End (#)           at FY-End ($)
                                 Exercisable/           Exercisable/
           Name                 Unexercisable           Unexercisable(1)
------------------------     ---------------------  -----------------------
John F. Acres                       0/160,000              $0/$940,000

Robert W. Brown                 60,000/40,000         $382,500/$165,200

Joseph A. Huseonica             23,325/136,675        $131,203/$768,797

-------------------------
(1) The per share fair market value for the Company's Common Stock was $9.375 at June 30, 1996.

RETIREMENT SAVINGS PLAN

    The Company maintains a profit sharing and savings plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), which allows employees to contribute up to 15 % of their pre-tax income to the 401(k) Plan. The 401(k) Plan includes a discretionary matching contribution by the Company and provides that the Company may make an additional discretionary contribution out of profits at the end of any year. The Company has not made any discretionary matching contributions nor any additional discretionary contributions under the 401(k) Plan.


STOCK OPTIONS

    The Acres Gaming Incorporated 1993 Stock Option and
Incentive Plan (the "1993 Plan") was adopted by the Board of Directors of the Company and approved by the stockholders in 1993. The 1993 Plan permits the granting of awards to employees and consultants of the Company in the form of stock options and grants of restricted stock. Stock options granted under the 1993 Plan may be "incentive stock options" meeting the requirement of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code) or non-qualified options which do not meet the requirements of Section 422. A total of 1,000,000 shares of the Company's Common Stock has been reserved for issuance pursuant to awards granted under the 1993 Plan. The Board of Directors has reserved, subject to shareholder approval, an additional 750,000 shares for issuance under the 1993 Plan. See Proposal No. 3-Approval of Amendment to the 1993 Stock Option and Incentive Plan to Increase Number of Shares. As of October 18, 1996, an aggregate of 1,031,100 shares were subject to outstanding stock options and 718,900 shares were available for grant. The exercise prices for currently outstanding stock options range from $3.00 to $16.00 per share. Options for 154,525 shares have been exercised under the 1993 Plan. No grants of restricted stock have been made under the 1993 Plan.

    The 1993 Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors. The 1993 Plan gives broad powers to the Committee to administer and interpret the 1993 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options may be granted pursuant to the 1993 Plan through July 2003. The 1993 Plan may be terminated earlier by the Board of Directors in its sole discretion.

EMPOYMENT CONTRACT

     The Company entered into an Employment Agreement with Mr. Joseph A. Huseonica on January 2, 1996 (the "Employment Agreement"). The initial term of the Employment Agreement runs through December 13, 1998, subject however to prior termination. The Company may terminate the Employment Agreement upon 180 days written notice. The Employment Agreement renews automatically for successive two year terms unless either party elects to the contrary 90 days prior to the expiration of the then-current term. The Employment Agreement provides for a base salary of $175,000 per year and a target bonus of $50,000 per year. The Employment Agreement provides that, following termination of employment, Mr. Huseonica will not, directly or indirectly, be connected in any manner with any business that competes with the Company, or divert any customer of the Company or induce any employee or consultatnt of the Company to terminate his or her relationship with the Company.


COMPENSATION COMMITTEE

    The Company has no compensation committee. During the fiscal year ended June 30, 1996, the Company's sole Director, John F. Acres, determined executive officer compensation.

REPORT ON EXECUTIVE COMPENSATION

    The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

     BASE SALARY. Base salary for each executive officer, other than the President and Chief Operating Officer, was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions in the industry, based on the Company's general awareness of such salary levels. Mr. Huseonica's base salary for the fiscal year ending June 30, 1996 was based on his employment agreement entered into in January 1996. In addition, the Chief Executive Officer's base salary takes into consideration his technological ability and a recognition of his position as a key innovator in the industry.

     LONG-TERM INCENTIVES. Stock options have been granted to the Chief Executive Officer and other executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the Company. Vesting is used to encourage key employees to continue in the employ of the Company. For 1996, John Acres was granted options to acquire 160,000 shares and Mr. Brown was granted options to acquire 40,000 in recognition of their contributions to the Company's continued growth. In addition, options to acquire 160,000 shares were granted to Mr. Huseonica in connection with his joining the Company.

     ANNUAL INCENTIVES. Under his employment agreement, Mr. Huseonica will receive a performance bonus targeted at $50,000 per year upon successful completion of certain objectives agreed upon by Mr. Huseonica and the Board of Directors. Except for Mr. Huseonica, none of the Company's executive officers were awarded bonuses for the fiscal year ended June 30, 1996.

PERRORMANCE GRAPH

                          10/27/93        6/30/94        6/30/95       6/30/96
Acres Gaming            $    100.00    $     55.00    $     77.50   $     93.75
Nasdaq US Stock Market  $    100.00    $     91.46    $    120.93   $    153.52
Dow Jones Group CNO     $    100.00    $     65.12    $    109.06   $    141.98


ACRES GAMING
Share price             $    10.000    $     5.500    $     7.750   $     9.375
Assumed shares                10.00          10.00          10.00         10.00
                        --------------------------------------------------------
Total investment        $    100.00    $     55.00    $     77.50   $     93.75
                        --------------------------------------------------------
                        --------------------------------------------------------


NASDAQ US STOCK MARKET
Share price             $   771.880    $   705.960    $   933.450   $ 1,185.020
Assumed shares                 0.13           0.13           0.13          0.13
                        --------------------------------------------------------
Total investment        $    100.00    $     91.46    $    120.93   $    153.52
                        --------------------------------------------------------
                        --------------------------------------------------------


DOW JONES GROUP CNO
Share price             $ 1,409.490     $  917.870    $ 1,537.210    $2,001.130
Assumed shares                 0.07           0.07           0.07          0.07
                        --------------------------------------------------------
Total investment        $    100.00     $    65.12    $    109.06    $   141.98
                        --------------------------------------------------------
                        --------------------------------------------------------


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Forms 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4. Officers, directors and greater than 10 percent shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representation that no other reports are required, during the 1996 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock by each director of the Company, by each Named Executive Officer, by all directors and executive officers of the Company as a group, and by each stockholder who is known by the Company to own more than 5% of the Company's Common Stock as of October 18, 1996.



                                     NUMBER OF SHARES           PERCENT OF
BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)     OUTSTANDING (2)
-------------------------------   ------------------------   -----------------
John F. Acres                           2,801,152(3)            35.0%
                                        ---------               ----

Robert Brown                               80,500(4)             1.0%
                                        ---------

Joseph A. Huseonica                        23,325(5)               *
                                        ---------


All directors and executive             2,904,977(6)            36.4%
officers as a group (3 persons)         ---------               ----

*Less than 1%.

(1) Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.


(2)  Based on 7,982,524 shares outstanding at October 18, 1996.

(3) Includes 2,574,186 shares held by a revocable trust established by Mr. Acres and his wife, with respect to which Mr. Acres has shared voting and shared dispositive powers. Also includes 199,500 shares beneficially owned by Mr. Acres' children who reside in his household, with respect to which Mr. Acres has no voting or dispositive powers. Also includes 26,666 shares subject to options exercisable within 60 days of October 18.

(4) Includes 2,000 shares benefically owned by Mr. Brown's wife with respect to which Mr. Brown has no voting or dispositive powers. Also includes 72,500 shares subject to options exercisable within 60 days of October 18, 1996.

(5) Includes 23,325 shares subject to options exercisable within 60 days of October 18, 1996.

(6) Includes 123,491 shares subject to options exercisable within 60 days of October 18, 1996.

                     PROPOSAL NO. 2 - APPROVAL OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

     Article IV of the Company's Articles of Incorporation currently authorizes issuance of 50,000,000 shares of Common Stock, $.01 par value per share. The Board of Directors has adopted a resolution to amend the Articles of Incorporation to authorize a class of 20,000,000 shares of Preferred Stock, $.01 par value, to be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors. The text of the Amendment to the Articles of Incorporation (the "Amendment") is set forth as an Exhibit to this Proxy Statement. The Board of Directors will have the authority to fix and determine the rights and preferences of the shares of any series so established, including dividends, conversion prices, voting rights, redemption prices, maturity dates and similar matters without further action by shareholders.

INTRODUCTION

     Publicly held companies, such as the Company, often have a capital structures which includes Preferred Stock which may be issued from time to time in order to respond to financing needs. The Board of Directors believe it is in the Company's interest to have a variety of financing alternatives available to allow the Company to address its capital requirements in rapidly changing capital markets. Moreover, the Company is seeking to amend its Articles of Incorporation to authorize Preferred Stock in connection with a proposed strategic alliance with International Game Technology ("IGT") the largest manufacturer of slot machines in the world.

IGT STRATEGIC ALLIANCE

     On August 8, 1996, the Company and IGT entered into a letter of intent to form a strategic alliance (the "Strategic Alliance"). Under the proposed Strategic Alliance, the Company plans to (i) create proprietary games, using IGT equipment as the foundation, to be installed under leasing or revenue sharing agreements in casinos; (ii) sell its

Concept III Bonusing Technology and player tracking components for use in IGT Smart System-TM- player tracking/slot accounting installations; (iii) eventually withdraw from part of the player tracking/slot accounting business; (iv) have its displays and other game enhancements tools incorporated into IGT's slot machines; and (v) develop promotions for use on IGT's Wide Area Network that supports "Megabucks," "QuarterMania" and other progressive jackpot promotions.

PRELIMINARY TERMS OF SERIES A STOCK

     In connection with the Strategic Alliance, the Company has agreed in principle (subject to shareholder approval of the Amendment and agreement on definitive documentation) to create and issue to IGT 519,481 shares of Series A Convertible Preferred Stock (the "Series A Stock") at a price of $9.625 per share and to grant to IGT the option, exercisable until August 7, 1997 to purchase an additional 519,481 shares of Series A Stock at $9.625 per share. The final terms of the Series A Stock have not yet been determined, but the following is a description of what the Company believes will be the significant features of the Series A Stock:

     The Series A Stock will be entitled to receive non-cumulative dividends at a rate per share equal to 3 percent of $9.625, the initial purchase price. Any dividends declared and not paid in cash may be paid in additional shares of Series A Stock or credits to purchase the Company's products. Holders of the Series A Stock will have the option, upon notice to the Company, to convert shares of Series A Stock into shares of Common Stock based upon the applicable conversion rate in effect at the time of conversion. The initial conversion rate will be one share of Common Stock for each share of Series A Stock. The conversion rate is subject to certain adjustments for issuances of Common Stock without consideration. The Series A Stock will be subject to redemption on or after five years from the date of the initial issuance, at the option of the holders of the Series A Stock or the Company, at a price equal to the purchase price plus any declared but unpaid dividends.

     Holders of the Series A Stock will be entitled as a class to elect one director. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Stock will be entitled to receive a liquidation preference of $9.625 per share plus any declared but unpaid dividends prior to the distribution of any of the Company's assets to holders of the Common Stock. Any assets remaining after the distribution to holders of the Series A Stock will be distributed to holders of the Common Stock. If no shares of Common Stock are outstanding at the time of distribution, the assets remaining after payment of the liquidation preference to the holders of Series A Stock will be divided ratably among the holders of the Series A Stock.

     So long as shares of the Series A Stock are outstanding, the Company cannot effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company, or any consolidation or merger in which the Company is not the surviving corporation or in which the holders of the capital stock of the Company before the consolidation or merger own less than 50 percent of the Company after the consolidation or merger, or any reclassification or other change of any stock, or any recapitalization of the Company, or any voluntary dissolution, liquidation or winding up of the Company, without the approval of the holders of the Series A Stock.

     Shares of the Series A Stock and shares of Common Stock issuable upon conversion of the Series A Stock will be "restricted securities" under the federal securities laws and may not be resold without registration under the Securities Act of 1933, as amended, unless an exemption from registration is available.

     The Company expects to grant to IGT certain rights to demand registration of the Common Stock underlying the Series A Stock which may be exercised on or after December 31, 1997. Those rights would require the Company to register with the SEC the shares of Common Stock issuable on conversion of the Series A Stock. The Company will likely agree to pay all the expenses of one such registration. The Company will agree to indemnify certain parties in connection with such registration, including any underwriters. The Company will also likely grant piggy-back and S-3 rights to IGT as well.

     Among the conditions to closing are that the Company enter into a five year employment and noncompetition agreement with John Acres, the Company's Chairman and Chief Executive Officer. Although the Company and Mr. Acres have been discussing an employment agreement, no agreement has been reached.

NEVADA CORPORATION LAW

     The Company is governed by Nevada Law, including the provisions of Chapter 78 of Nevada Revised Statutes. Section 78.379 provides that an acquiring person shall obtain only such rights in acquired control shares as are conferred by a resolution of the shareholders of a corporation. Generally, this section applies to the acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, enable the acquiring person to exercise 20% or more of all the voting power of the corporation in the election of directors. In general, Section 78.438 prohibits a resident domestic Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within three years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

NEVADA GAMING REGULATION

     The holders of any form of gaming license in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board ("Nevada Board"), the Clark County Liquor and Gaming Licensing Board and any other local jurisdiction within which the Company does business in Nevada. The Nevada Commission, the Nevada Board and the local gaming regulatory authorities are collectively referred to as the "Nevada Gaming Authorities."

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) to provide a source of state and local revenues though taxation and licensing fees.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or any subsidiary of the Company in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee or Registered Corporation. Officers, directors, shareholders and key employees of the Company, or any subsidiary of the Company, who are actively and directly involved in gaming activities are required to be licensed or found suitable by the Nevada Gaming Authorities. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his or her suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who individually, or in conjunction with others, directly or indirectly acquires beneficial ownership of more than 5% of the voting securities of the Company to report such acquisition to the Nevada Commission within ten days following the required, or voluntary, reporting of such acquisition with the SEC. Likewise, the Nevada Act requires any person who individually, or in conjunction with others, directly or indirectly acquires beneficial ownership of more than 10% of the voting securities of the Company to report such acquisition to the Nevada Commission in the same manner, and further, to apply to the Nevada Commission for a finding of suitability to be associated with the Company within thirty days after the chairman of the Nevada Board mails a written notice to such person(s) requiring such filing.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a registered corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, or any subsidiary of the Company, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value. Additionally, at least one local gaming regulatory authority, the Clark County Liquor and Gaming Licensing Board, has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a slot route operator's license, in this case the Company.

     IGT is also subject to Nevada Gaming Authorities. The Company expects that the investment by IGT will be approved by Nevada Gaming Authorities and other gaming authorities who have jurisdiction over the Company or IGT.

     The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

     The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming operations in Nevada, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

     Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he or she obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a registered corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     If shareholders approve the Amendment, the Company will be able to negotiate and finalize the IGT transaction without further shareholder action. The issuance of Series A Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of and the voting and other rights of the holders of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.


                    PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE
                   1993 STOCK OPTION AND INCENTIVE PLAN TO INCREASE
                                THE NUMBER OF SHARES



DESCRIPTION OF PLAN

    An aggregate of 1,000,000 shares (subject to adjustment in the event of any stock dividend or split, recapitalization, reclassification, combination, exchange of shares, or other similar corporate change) of the Company's Common Stock is currently reserved for issuance pursuant to awards under the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (the "1993 Plan"). On August 26, 1996, subject to shareholder approval, the Board of Directors increased the shares reserved under the 1993 Plan by 750,000 shares to a total of 1,750,000 shares. The Board of Directors believes that the availability of an adequate number of shares reserved for issuance under the 1993 Plan is an important factor in attracting, retaining and motivating qualified officers and employees essential to the success of the Company. The Board of Directors believes that the 750,000 additional shares of Common Stock available for issuance as a result of the amendment to the 1993 Plan should be sufficient to meet the Company's requirements for approximately 2 years.

    As of October 18, 1996, an aggregate of 1,031,000 shares were subject to outstanding stock options and 718,900 shares were available for grant. The exercise prices for currently outstanding stock options range from $3.00 to $10.00 per share. Options for 154,525 shares have been exercised under the 1993 Plan. No grants of restricted stock have been made under the 1993 Plan.

ELIGIBILITY

    Under the 1993 Plan, the Company may grant incentive stock options (ISOs), nonqualified stock options (NSOs) or restricted awards. Any employee or consultant of the Company or any of its "Affiliates" (as such term is defined in the 1993 Plan) is eligible for awards under the 1993 Plan; provided, however, that only employees of the Company may be awarded ISOs. As of June 30, 1996, approximately 71 persons were eligible to receive awards under the 1993 Plan. Since awards under the 1993 Plan are discretionary, awards thereunder for the current fiscal year are not presently determinable. In the fiscal year ended June 30, 1996, options to purchase an aggregate of 360,000 shares of Common Stock were granted to all executive officers as a group and options to purchase an aggregate of 202,400 shares of Common Stock were granted to all other employees of the Company as a group (including officers who are not executive officers) at exercise prices ranging from $3.00 to $10.00. Options granted during the fiscal year ended June 30, 1996, to the Company's Named Executive Officers are set forth in this Proxy Statement under "Options Grants in Last Fiscal Year."

ADMINISTRATION

    The 1993 Plan is currently administered by the Company's Board of Directors, which has the sole authority, subject to the provisions of the 1993 Plan, to determine the persons to whom awards will be made, the type, amount, size and terms of awards and other terms, conditions and restrictions of the awards.

TERMS AND CONDITIONS OF OPTIONS

    The number of shares that may be purchased upon the exercise of options and the price at which shares may be purchased will be established by the Board of Directors; provided, however, that with regard to ISOs, the aggregate fair market value of shares (determined at the time the ISO is granted) with respect to which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

    With regard to ISOs, the exercise price cannot be less than the fair market value of the Common Stock on the date of grant or 110 percent of such fair market value in the case of ISOs granted to individuals who hold 10 percent or more of the Common Stock on the date of grant. The exercise price of NSOs cannot be less than 85 percent of the fair market value of the Common Stock on the date of grant. Upon exercise of any option, payment for shares as to which an option is being exercised may be made in cash, in shares of the Company's common stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the option, or by a combination of cash and such shares, as the Board of Directors may determine.

    No option will be exercisable more than 121 months after the date on which it is granted.

    Options granted under the 1993 Plan are non-transferable except to the extent permitted by the agreement evidencing such option; provided, however, that no option will be transferable by any optionee other than by will or the laws of descent and distribution.

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

    Restricted stock awards granted pursuant to the 1993 Plan entitle the holder to receive shares of the Company's Common Stock, subject to forfeiture to the Company if specified conditions are not satisfied by the end of a specified period. The Board of Directors is to establish a period (the "Restricted Period") at the time a restricted stock award is granted during which the holder will not be permitted to sell, transfer, pledge, encumber, or assign the shares of Common Stock subject to the award.

    During the Restricted Period, the holder of shares subject to a restricted stock award will have all of the rights of a shareholder of the Company with respect to such shares, including the right to vote the shares and to receive any dividends or other distributions with respect to the shares. Except to the extent otherwise provided in the restricted stock agreement governing each restricted stock award, if prior to the expiration of the Restricted Period, the holder ceases to be an employee or consultant to the Company or its Affiliates, or any condition established by the Board of Directors for the release of any restriction has not occurred, all shares of the Common Stock then subject to any restriction will be forfeited to the Company without further obligation of the Company to the holder thereof, and all rights to the holder with respect to such shares will terminate.

    The Board of Directors may permit a gift of restricted stock to the holder's spouse, child, stepchild, grandchild, or legal dependent, or to a trust whose sole beneficiary (or beneficiaries) is the holder of the stock, and/or any one or more of such persons; provided, that the donee enters into an agreement with the Company pursuant to which it agrees that the restricted shares will be subject to the same restrictions in the hands of such donee as it was in the hands of the donor.

TERMINATION AND AMENDMENT

    The 1993 Plan will terminate on the earlier of the date on which the 1993 Plan is terminated by the Board of Directors or July 20, 2003. The 1993 Plan may be amended at any time by the Board of Directors, subject to approval by shareholders holding a majority of the voting stock of any amendment that will
(i) materially increase the benefits accruing to participants under the 1993 Plan; (ii) increase the number of shares available for issuance or sale pursuant to the 1993 Plan (other than as permitted in certain circumstances provided by the 1993 Plan); or (iii) materially modify the requirements as to eligibility for participation in the 1993 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of participation in the 1993 Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular participant in the 1993 Plan. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences.

    NON-QUALIFIED STOCK OPTIONS. There are no tax consequences to the Company or the optionee upon the grant of an NSO under the 1993 Plan. Upon the exercise of an NSO, an optionee recognizes ordinary income equal to the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction equal to the amount of income recognized by the optionee at the time of recognition by the optionee, provided that the Company meets its federal income and employment tax withholding obligations and that the deduction is not otherwise disallowed by the Internal Revenue Code of 1986, as amended (the "Code").

    INCENTIVE STOCK OPTIONS. An optionee does not recognize income upon the grant or exercise of an ISO, except that the excess of the fair market value of the shares at the time of exercise over the option price will be income for purposes of calculating the optionee's alternative minimum tax, if any. An option loses its status as an ISO if the optionee exercises the ISO (i) more than three months after the optionee terminates employment or retires for reasons other than death or disability or (ii) more than one year after the optionee terminates employment because of disability. If an optionee does not make a "disqualifying disposition" (defined below) of an ISO, the gain, if any, upon a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain.

    For shares acquired through exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (i) within two years after the grant of the ISO or (ii) within one year after the transfer of the shares to the optionee pursuant to the ISO's exercise. If the optionee makes a disqualifying disposition, the optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income and the balance, if any, will be long-term or short-term capital gain, depending on whether the shares were sold more than one year after the ISO was exercised. If, however, the optionee sells the shares to an unrelated party at a price that is below the fair market value of the shares at the time the ISO was exercised and the sale is a disqualifying disposition, the amount of ordinary income will be limited to the amount realized on the sale over the option price.

    The Company is entitled to a deduction with respect to an ISO only in the taxable year in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

    RESTRICTED STOCK AWARDS. A participant who receives an award of restricted stock under the 1993 Plan generally will recognize ordinary income at the time at which the restrictions on such shares (the "Restrictions") lapse, in an amount equal to the excess of (i) the fair market value of such shares at the time the Restrictions lapse, over (ii) the price, if any, paid for such shares. If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of (i) the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over (ii) the price, if any, paid for such shares.

    A participant's tax basis in shares received pursuant to a restricted stock award granted under the 1993 Plan will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by such participant with respect to the transfer of such shares or the lapse of the Restrictions theron. The participant's holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the participant, if a Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no Section 83(b) election is made.

    Generally, a deduction will be allowed to the Company, for federal income tax purposes, in an amount equal to the ordinary income recognized by a participant with respect to shares awarded pursuant to the 1993 Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company and is reasonable.

    If, subsequent to the lapse of Restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares exceeds the applicable holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

    If a Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are resold to the Company or are forfeited, (i) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such
Section 83(b) election, and (ii) the participant would realize a loss in an amount equal to the excess, if any, of the amount paid for such shares over the amount received by the participant upon such resale or forfeiture (which loss would be a capital loss if the shares are held as a capital asset at such time). In such event, the Company would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

    As of October 25, 1996, the last reported sale price per share of Common Stock on the Nasdaq National Market was $16.625.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY 750.000 SHARES.



                       PROPOSAL NO. 4 - RATIFICATION OF THE
                        APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors will request that the shareholders ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the fiscal year ending June 30, 1997. The firm of Arthur Andersen LLP has served as the Company's public accountants since 1993. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                            PROPOSALS OF SHAREHOLDERS

     Any shareholder wishing to have a proposal considered for inclusion in the proxy materials for the Company's 1997 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than July 1, 1997.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

     The Financial Statements and Management's Discussion and Analysis of Financial Conditions and Results of Operations contained in the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, transmitted with the Proxy Statement, are hereby incorporated by reference. No other portions of the Annual Report shall be deemed incorporated herein.

                              FINANCIAL INFORMATION

     THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, ACRES GAMING INCORPORATED, 815 NW NINTH STREET, CORVALLIS, OREGON 97330.


                                   By Order of
                                   the Board of Directors

                                   --------------------------------------------
                                   John F. Acres, Chief Executive Officer
                                      and Secretary

November 1, 1996

                                  EXHIBIT A

                               AMENDMENT TO THE

                         ARTICLES OF INCORPORATION OF

                          ACRES GAMING INCORPORATED


     Article 4 of the Company's Articles of Incorporation shall be deleted in its entirety and the following substituted therefor.

                              ARTICLE 4. SHARES

     4.1  AUTHORIZED CAPITAL.

     The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the corporation shall have authority to issue shall be 70,000,000, consisting of 50,000,000 shares of Common Stock with a par value of $.01 per share, and 20,000,000 shares of Preferred Stock with no par value.

     4.2  COMMON STOCK.

     Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to stockholders on the liquidation of the corporation. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the corporation and the right to vote on all other matters, except where a separate class or series of the corporation's stockholders vote by class or series.

     4.3  PREFERRED STOCK.

     Shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine the rights and preferences of the shares of any series so established.

     4.4  PREEMPTIVE RIGHTS.

     No holder of outstanding shares of this corporation shall have any preemptive rights with respect to (i) any shares of any class of stock of this corporation, whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD NOVEMBER 12, 1996

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph A. Huseonica and John F. Acres, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designed below, all the shares of Common Stock of Acres Gaming Incorporated held of record by the undersigned on October 18, 1996, at the Annual Meeting of Shareholders to be held on November 12, 1996 or at any adjournment thereof.

    1. ELECTION OF DIRECTOR. Election of the following nominee to serve as director for a one-year term or until his successor is duly elected.

                              JOHN F. ACRES

    // FOR nominee             / / WITHOLD AUTHORITY to vote for nominee

-------------------------------------------------------------------------------

    2. AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION. Amend the Company's Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors.


   //  FOR              //  AGAINST               //  ABSTAIN

-------------------------------------------------------------------------------

    3. AMENDMENT OF THE ACRES GAMING INCORPORATED 1993 STOCK OPTION AND INCENTIVE PLAN. Amend the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan to increase the number of shares issuable thereunder by 750,000 shares.

   //  FOR              //  AGAINST               //  ABSTAIN

-------------------------------------------------------------------------------

    4. RATIFICATION OF INDEPENDENT AUDITIONS FOR 1996. Ratify the selection of Arthur Anderson LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

   //  FOR              //  AGAINST               //  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR THE NOMINEE" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

                                       Please sign below exactly as your name
                                       appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                                       Dated:                        , 1996
                                              ----------------------

                                       ------------------------------------
                                                    Signature

                                       ------------------------------------
                                             Signature if held jointly


         YOUR VOTE IS IMPORTANT.  PROMPT RETURN OF THIS PROXY CARD WILL HELP
                 SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS